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                                                                    EXHIBIT 4(a)

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
6 5 8 9 0
                     COMMON STOCK                                                      COMMON STOCK
                     PAR VALUE $0.01                                                   PAR VALUE $0.01
NUMBER                                                                                                                        SHARES
KEN                   [LOGO]                                   [PHOTO]

                     THIS CERTIFICATE IS TRANSFERABLE                                  CUSIP  500228  10  1
                     IN NEW YORK, NY OR MINNEAPOLIS, MN                                SEE REVERSE FOR CERTAIN DEFINITIONS

                                                              KOGER EQUITY, INC.
                                              INCORPORATED UNDER THE LAWS OF THE STATE OF FLORIDA

                     This is to certify that





                     is the owner of

KOGER EQUITY, INC.   REFERENCE IS SPECIFICALLY MADE TO THE PROVISIONS OF ARTICLES OF INCORPORATION, WHICH SET FORTH CERTAIN
    CORPORATE        INSTRUCTIONS ON THE TRANSFER AND/OR OWNERSHIP OF SHARES OF COMMON STOCK OF THE COMPANY IF THE PROPOSED
       SEAL          TRANSFER MAY JEOPARDIZE THE QUALIFICATION OF OR MAY CAUSE THE DISQUALIFICATION OF THE COMPANY AS A REAL
       1988          ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AMENDED, OR WHICH WOULD RESULT IN ANY
     FLORIDA         "PERSON" (AS DEFINED) ACQUIRING THE OWNERSHIP, DIRECTLY OR INDIRECTLY, OF MORE THAN 9.8% OF THE
                     OUTSTANDING SHARES OF COMMON STOCK OF THE COMPANY.

                     FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF THE PAR VALUE OF ONE CENT ($0.01) EACH OF

                     Koger Equity, Inc. transferable on the books of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Articles of Incorporation, as amended from time to time (copies of which are on file with the Company) which
                     Articles of Incorporation are incorporated herein by reference as though fully set forth, to all of which the holder by acceptance hereof assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.
                        Witness the seal of the Company and the signatures of its duly authorized officers.
                     Dated
                      COUNTERSIGNED AND REGISTERED:
                           WELLS FARGO BANK MINNESOTA, N.A.       /s/                          /s/
                                      TRANSFER AGENT                Chief Executive Officer      Chairman of the Board of Directors
                                       AND REGISTRAR.

                     BY

American Bank Note Company                 AUTHORIZED OFFICER                        Treasurer
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         The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -as tenants in common          UNIF GIGT MIN ACT- _____________________ Custodian _________________
TEN ENT -as tenants by the entireties                            (Cust)                        (Minor)
JT TEN  -as joint tenants with the right
         of survivorship and not as                       under Uniform Gifts to Minors Act
         tenants in common
                                                          _________________________________________________
                                                                                 (State)

                                   UNIF TRANSFERS MIN ACT-_____________________ Custodian __________________
                                                                 (Cust)                        (Minor)

                                                          under Uniform Transfers to Minors Act

                                                          __________________________________________________
                                                                                 (State)


                     Additional abbreviations may also be used though not in the above list.


                For value received, _______________________ hereby sell, assign and transfer unto


PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE
_______________________________________


_______________________________________



_________________________________________________________________________________________________________________
                  Please print or typewrite name and address including postal zip code of assignee


_________________________________________________________________________________________________________________


_________________________________________________________________________________________________________________


__________________________________________________________________________________________________________ Shares

of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

________________________________________________________________________________________________________ Attorney

to transfer the said stock on the books of the within-named Company with full power of substitution in the premises.

Dated, __________________________________________________



                                    ------------------------------------------------------------------------------------------
                     SIGNATURE:     NOTICE OF THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN
                                    UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR
                                    ENLARGEMENT OR ANY CHANGE WHATEVER.



                                    ------------------------------------------------------------------------------------------
        SIGNATURE(S) GUARANTEED:    THE SIGNATURES(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS,
                                    STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN
                                    APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-17



This certificate also evidences and entitles the holder to Rights as set forth in a Common Stock Rights Agreement between the issuer and Wachovia Bank and Trust Company, N.A., as Rights Agent (the "Rights Agent"), dated as of September 30, 1990, as amended from time to time (the "Rights Agreement"), the terms of which are incorporated herein by reference and a copy of which is on file at the principal offices of both the issuer and the Rights Agent. The Rights Agent will mail to the registered holder of this certificate a copy of the Rights Agreement without charge upon written request. Under certain circumstances set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by any Person who is, was or becomes, or acquires shares from, an Acquiring Person or any Affiliate of an Acquiring Person (as each such term is defined in the Rights Agreement and generally relating to the ownership or purchase of large shareholdings), whether currently held by or on behalf of such Person or Affiliate or by certain subsequent holders, may become null and void.

In accordance with the terms of the Common Stock Rights Agreement, Wells Fargo Bank Minnesota, N.A. (formerly known as Norwest
Bank Minnesota, N.A.) was appointed Successor Rights Agent, effective November 23, 1999.  Effective August 17, 2000, the expiration date of the Rights, which was September 30, 2000, was extended through September 30, 2010.
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